Exhibit 3.16

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:05 PM 10/13/2009
FILED 02:03 PM 10/13/2009
SRV 090931032 - 4741354 FILE

State of Delaware

Limited Liability Company

CERTIFICATE OF FORMATION

OF

HBE SOLUTIONS, LLC

This Certificate of Formation of HBE Solutions, LLC (the “Company”) dated October 9, 2009, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq. (the “Act”).

FIRST:                                                        The name of the Company is HBE SOLUTIONS, LLC.

SECOND:                                         The address of the registered office of the Company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

THIRD:                                                   The name and address of the registered agent for service of process on the Company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

FOURTH:                                        The duration of the Company is perpetual.

FIFTH:                                                       The Company is to be managed by one or more managers.

SIXTH:                                                     The business purpose for which the Company is formed is as follows:

To engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act provided that the Company is not formed to engage in any activity which requires the consent or approval of any state official, department, board, agency or other body, without such approval or consent first being obtained.

SEVENTH:                                 There are no limitations on the authority of managers of the Company to bind the Company.

IN WITNESS WHEREOF, I have signed my name to this Certificate of Formation as of the date first written above.

S/TED D. ROSEN, ESQ.
TED D. ROSEN, ESQ.,
An Authorized Person

Filer:	Ted D. Rosen, Esq.
Fox Rothschild, LLP
100 Park Avenue, 15th Floor
New York, New York 10017
(212) 878-7931